UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2008
3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle
Rock Hill, SC	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 326-3900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
 Arrangements of Certain Officers.
     (d) On May 20, 2008, the Board of Directors of the Registrant elected Karen E. Welke a director of the Registrant.
     Ms. Welke held executive positions for more than 25 years at 3M Corporation where she last served as Group Vice President of its Medical Markets Group. During her tenure at 3M, she also had significant international experience, having served as Managing Director of 3M France for four years and previously as the European Healthcare Group Product Director headquartered in Brussels, Belgium. She is retired and currently serves as a director of Millipore Corporation (NYSE: MIL).
     Ms. Welke has not been appointed to any committees of the Board of Directors, and no determination has been made as to any committees of the Board of Directors to which she may be appointed. There are no arrangements or understandings between Ms. Welke and any other person pursuant to which she was elected as a director of the Registrant, and there is no information required to be disclosed with respect to Ms. Welke pursuant to Item 404(a) of Regulation S-K. Upon her election as a director, Ms. Welke was granted 4,000 shares of common stock as provided for in the Registrant’s Restricted Stock Plan for Non-Employee Directors.
     The Registrant issued a press release announcing the election of Ms. Welke on May 20, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by this reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press Release dated May 20, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: May 20, 2008
/s/ ROBERT M. GRACE, JR.

(Signature)
	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated May 20, 2008